April 5, 2023 Cincinnati Financial Corporation 6200 S. Gilmore Road Fairfield, OH 45014 Ladies and Gentlemen: We have acted as counsel to Cincinnati Financial Corporation, an Ohio corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”) on the date hereof. The Registration Statement relates to registration under the Act by the Company of 750,000 shares (the “Shares”) of common stock, par value $2.00 per share, of the Company to be offered and sold pursuant to the Company’s dividend reinvestment/direct stock purchase program (the “Plan”). We have examined such documents and such matters of fact and law as we deem necessary to render the opinions contained herein. In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified, facsimile or other copies, and the authenticity of all such documents. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares to be issued by the Company under the Plan, when issued and sold in accordance with the terms of the Plan as set forth in the prospectus included in the Registration Statement, will be validly issued, fully paid and non-assessable. The opinions expressed herein are limited to the General Corporation Law of the State of Ohio and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

April 5, 2023 Page 2 We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. Sincerely, /s/ Baker & Hostetler, LLP Baker & Hostetler, LLP